Davis New York Venture Fund, Inc.
File Number 811-01701
For the period ending 4/30/2016

Due to the restrictions in the format of form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for the following items:


Series 4

72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $     0

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $     0
	    Class C	      $     0
	    Class Y	      $   182


73A.	1.  Dividends from net investment income (per share)
	    Class A	      $0.0000

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $0.0000
    	    Class C	      $0.0000
	    Class Y	      $0.0152


74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	         5257

	2. Number of shares outstanding of a second class of shares of open-end company (000's omitted).
	    Class B                38
	    Class C              4263
	    Class Y		13584


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 18.67

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 17.47
	    Class C           $ 17.80
	    Class Y	      $ 18.66



Series 5


72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $    29

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $     0
	    Class C	      $     0
	    Class Y	      $   649



73A.	1.  Dividends from net investment income (per share)
	    Class A	      $0.0400

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $0.0000
    	    Class C	      $0.0000
	    Class Y	      $0.0734

74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	          855

	2. Number of shares outstanding of a second class of shares of open-end company (000's omitted).
	    Class B                 8
	    Class C               144
	    Class Y		 9278


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $  9.93

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $  9.47
	    Class C           $  9.49
	    Class Y	      $  9.82